-PA-#-                                                              -SHARE NO.-



                      PACIFIC AEROSPACE & ELECTRONICS, INC.
               Organized Under the Laws of the State of Washington Authorized Capital: 100,000,000 Shares of Common Stock, $.001 Par Value
              5,000,000 Shares of Preferred Stock, $.001 Par Value


THIS CERTIFIES THAT [STOCKHOLDER] is the registered holder of [number of shares] of the Series A Convertible Preferred Stock, $.001 par value, of Pacific Aerospace & Electronics, Inc. transferable only on the books of the Corporation by the holder hereof in person or by attorney upon surrender of this Certificate properly endorsed.

IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this ___ day of [month][year]

DONALD A. WRIGHT                                              SHERYL A. SYMONDS
President                                                     Secretary

                        SEE RESTRICTIONS ON REVERSE SIDE

THE SHARES REPRESENTED BY THIS CERTIFICATE (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THAT ACT AND UNDER APPLICABLE STATE SECURITIES LAWS, OR PACIFIC AEROSPACE & ELECTRONICS, INC. RECEIVES AN OPINION OF COUNSEL ACCEPTABLE TO IT THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

THE CORPORATION WILL FURNISH TO ANY SHAREHOLDER UPON REQUEST AND WITHOUT CHARGE A FULL STATEMENT OF THE DESIGNATIONS, PREFERENCES, LIMITATIONS, AND RELATIVE RIGHTS OF THE SHARES OF EACH CLASS AUTHORIZED TO BE ISSUED BY THE CORPORATION AND OF THE VARIATIONS IN THE RELATIVE RIGHTS AND PREFERENCES BETWEEN THE SHARES OF EACH SERIES OF EACH CLASS SO AUTHORIZED, SO FAR AS THE SAME HAVE BEEN FIXED AND DETERMINED AND THE AUTHORITY OF THE BOARD OF DIRECTORS OF THE CORPORATION TO FIX AND DETERMINE THE RIGHTS AND PREFERENCES OF SUBSEQUENT SERIES.